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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

                       ANGELES MORTGAGE INVESTMENT TRUST


     The undersigned, hereby appoints Ronald J. Consiglio and Bryan L. Herrmann as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the Class A Common Shares of Angeles Mortgage Investment Trust held of record by the undersigned on May 13, 1998, at a special meeting of shareholders to be held on July 9, 1998, or any adjournment or postponement thereof.

1. To approve the Merger Proposal as further described in the accompanying Proxy Statement/Prospectus.

                   FOR             AGAINST              ABSTAIN
                       -------             -------              ------

2. Subject to approval of the Merger Proposal, to approve the Trust Amendment Proposal as further described in the accompanying Proxy Statement/Prospectus.

                   FOR             AGAINST              ABSTAIN
                       -------             -------              ------

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting.

          This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the proposal. Receipt of the Notice of the Special Meeting and the Proxy
          Statement/Prospectus is hereby acknowledged.



                                 Please sign exactly as name appears hereon.
                                 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 Dated        , 1998
                                       -------


                                 By:
                                    -------------------------------------------
                                    Signature



                                 By:
                                    -------------------------------------------
                                    Signature, if held jointly

                                 Votes MUST be indicated by
                                 (x) in ink.

             PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.